October 1, 1998


Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday November 11, 1998 at 5:00 p.m.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on the operations of the Corporation. Directors and officers of the Corporation as well as a representative from the Corporation's independent accounting firm, Whelan, Doerr, & Pike, PSC, will be present to respond to appropriate questions of shareholders.

         Detailed information concerning activities and operating performance during the fiscal year ended June 30, 1998 is contained in our Annual Report, which is also enclosed.

         Please sign, date and promptly return the enclosed proxy card to the Corporation. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.

                                             Sincerely,



                                             B. KEITH JOHNSON
                                             President & Chief Executive Officer

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 RING ROAD
                       ELIZABETHTOWN, KENTUCKY 42702-5006
                                 (502) 765-2131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 11, 1998


         The Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation"), will be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 11, 1998 at 5:00 p.m.

         A Proxy Card and a Proxy Statement for the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

            1.    The election of five directors of the Corporation;

            2. A proposal to approve the 1998 Stock Option and Incentive Compensation Plan; and

            3. Such other matters as may properly come before the meeting or any adjournments thereof.

         NOTE: The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on September 15, 1998 are the shareholders entitled to vote at the meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy card will not be used if you attend and vote at the meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    REBECCA S. BOWLING
                                    Secretary

Elizabethtown, Kentucky
October 1, 1998

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXY CARDS IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 RING ROAD
                       ELIZABETHTOWN, KENTUCKY 42702-5006
                                 (502) 765-2131

                         ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 11, 1998

                                 PROXY STATEMENT



         This proxy statement is furnished in connection with the solicitation of proxy cards by the Board of Directors of First Federal Financial Corporation of Kentucky (the "Corporation") for use at the 1998 Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 11, 1998 at 5:00 p.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement, together with the enclosed proxy card, are being first mailed to stockholders of the Corporation on or about October 1, 1998.


                           REVOCABILITY OF PROXY CARDS

         Shareholders who execute proxy cards retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxy cards will be voted at the Meeting and all adjournments thereof. Proxy cards may be revoked by written notice to the Secretary of the Corporation or by the filing of a later-dated proxy card prior to a vote being taken on a particular proposal at the Meeting. A written notice of revocation of a proxy card should be sent to the Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky 42702-5006, and will be effective if received by the Secretary prior to the Meeting. A previously submitted proxy card will also be revoked if a shareholder attends the Meeting and votes in person. Proxy cards solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, the shares represented by a signed proxy card will be voted for the nominees for director set forth below and in favor of the other proposal set forth in this proxy statement for consideration at the Meeting. The proxy card confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record as of the close of business on September 15, 1998 are entitled to one vote for each share then held, except for the right to cumulate votes for the election of directors. As of September 15, 1998 the Corporation had 4,129,612 shares of common stock ("Common Stock") issued and outstanding.

         Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934. Based on such reports, the following table sets forth, as of September 15, 1998, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock as of that date. The table also sets forth the beneficial ownership of all executive officers and directors of the Corporation as a group.

                                            Amount & Nature    Percent of Shares
                                             of Beneficial     of Capital Stock
                                               Ownership         Outstanding
                                            ---------------    -----------------
First Federal Financial Coroporation
of Kentucky Employee Stock
Ownership Plan
2323 Ring road
P.O. Box 5006
Elizabethtown, Kentucky 42702-5006            230,213(1)            5.57%

All Executive Officers and
  Directors as a Group (18 Persons)           432,079(2)           10.40%


----------------------------------
(1) As of the date of this proxy statement, all shares have been allocated. The voting of allocated shares is directed by the employees.

(2) Includes certain shares owned by spouses, or as custodian or trustee, over which shares all executive officers and directors as a group effectively exercise sole voting and investment power, unless otherwise indicated. Also includes 24,256 shares of Common Stock which may be purchased pursuant to stock options exercisable within 60 days from the record date, and 95,245 shares held by the Bank's ESOP which have been allocated to all executive officer participants as a group. Each employee participant votes shares allocated to his or her account.

                                CUMULATIVE VOTING

         Pursuant to the Articles of Incorporation and Bylaws of the Corporation, every stockholder voting for the election of directors is entitled to cast a number of votes calculated by multiplying his shares times the number directors to be elected. Each stockholder will be entitled to cast his votes for one director or distribute his votes among any number of candidates. The Board of Directors intends to vote the shares represented by completed proxy cards solicited by it equally among the five candidates standing for election as directors nominated by the Board of Directors. However, the Board reserves the right, in its sole discretion, to distribute the votes among some or all of the nominees of the Board of Directors in another manner so as to elect as directors the maximum number of nominees possible.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms. We currently have two classes of directors with three directors in the class and one class of directors with four directors.

         At the Meeting, five current directors will stand for election. The Board of Directors has nominated each of Robert M. Brown, Burlyn Pike and J. Alton Rider for election to a three-year term ending at the 2001 annual meeting. The Board has also nominated each of Stephen Mouser and Michael L. Thomas for election to a one-year term ending at the 1999 annual meeting. Mr. Mouser was appointed to the Board in November 1997, to fill the vacancy created by the retirement of Van E. Allen, who was appointed as Director Emeritus. Dr. Thomas was appointed in November of 1997 to a vacant position on the Board created by the increase in the number of Directors from nine to ten.

         The five persons receiving the most votes at the meeting will be elected as directors. Votes which are not cast at the meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

         The following table sets forth for each nominee and for each director continuing in office such person's name, age, the year he or she first became a director and the number of shares and percentage of the Common Stock beneficially owned.

                                                            SHARES OF
                                                             COMMON
                                YEAR FIRST                   STOCK
                                  ELECTED                 BENEFICIALLY
                     AGE AT         OR           TERM       OWNED AT     PERCENT
                    SEPT. 15,    APPOINTED        TO      SEPTEMBER 15,    OF
     NAME             1998       DIRECTOR (1)   EXPIRE    1998 (2) (3)    CLASS
     ----             ----       -----------    ------    -----------     -----
Robert M. Brown        58           1991         2001        14,452         *
J. Stephen Mouser      49           1997         1999         4,800         *
Burlyn Pike            77           1995         2001         2,100         *
J. Alton Rider         61           1987         2001        61,324       1.48%
Michael L Thomas       43           1997         1999           700         *


                            DIRECTORS CONTINUING IN OFFICE
                            ------------------------------
Wreno M. Hall          79           1979         1999        89,620       2.17%
Walter D. Huddleston   72           1966         1999        72,060       1.74%
B. Keith Johnson       37           1997         2000        24,440         *
Irene B. Lewis         77           1983         2000         3,200         *
Kennard Peden          82           1967         2000        24,000         *


CERTAIN NON-DIRECTOR EXECUTIVE OFFICERS


                                 NUMBER OF SHARES OF         PERCENT
                              COMMON STOCK BENEFICIALLY        OF
      NAME             AGE             OWNED                  CLASS
      ----            ----            ------                  -----
      Wm. Ray Brown    49            26,171(4)                  *

--------------------------------
*     Represents less than 1%



(1) Reflects the year first elected as a director of the Bank or the Corporation. Each director first elected in 1990 or earlier became a director of the Corporation on the date of its incorporation in June 1990.

(2) Includes certain shares owned by spouses, or as custodian or trustee over which shares the director or executive officer effectively exercises sole voting and investment power, unless otherwise indicated.

(3) Includes 20,000 shares of Common Stock subject to currently exercisable stock options. Also includes 1,885 shares under the ESOP, which have been allocated to Mr. Johnson's account for which Mr. Johnson has voting rights.

(4) Includes 23,171 shares under the ESOP, which have been allocated to Mr. Brown's account for which Mr. Brown has voting rights.

         LISTED BELOW IS CERTAIN INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION. UNLESS OTHERWISE NOTED ALL DIRECTORS AND EXECUTIVE OFFICERS HAVE HELD THESE POSITIONS FOR AT LEAST FIVE YEARS.

        ROBERT M. BROWN owns and operates Brown Funeral Home, which he formed in 1972. He is a charter member of the Elizabethtown A.M. Rotary Club. Mr. Brown is also active in the National, Kentucky and South Central Funeral Directors Association. He is also an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College's Partners in Progress fund raising campaign.

         WRENO M. HALL has been a surgeon in Elizabethtown for over 38 years.

         WALTER D. HUDDLESTON is a former two-term member of the United States Senate. Since leaving the Senate in 1985, he has owned and operated Walter D. Huddleston Consulting, a legislative consulting firm located in Elizabethtown and Washington, D.C. Mr. Huddleston is a member of the Chamber of Commerce.

         B. KEITH JOHNSON was named President and C.E.O. of the Corporation and the Bank on September 4, 1997. Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995. Before joining the Corporation he was a principal in the accounting firm of Whelan, Johnson, Doerr, Pike & Pawley P.S.C., where he was extensively involved in the firm's financial institution practice. Mr. Johnson has been a licensed CPA since 1984. Mr. Johnson serves in various capacities on several community/charitable organization boards.

         IRENE B. LEWIS was employed by the Savings Bank in various capacities including Controller and Corporate Secretary for 38 years prior to her retirement in 1985.

         STEPHEN MOUSER is President of Mouser Kitchens, Inc., a family-owned cabinet manufacturer in Elizabethtown. He is a member of the Better Business Bureau, the Elizabethtown-Hardin County Chamber of Commerce, and the Home Builders Association. He is a former President of the Rineyville Optimist Club and former Board Member of Lincoln Trail Home Builders' Association.

        KENNARD PEDEN is a retired farmer. Mr. Peden serves as a director of the North Central Kentucky Education Foundation.

        BURLYN PIKE is a member of the law firm Pike & Schmidt Law Office,P.S.C. in Shepherdsville, Kentucky. Mr. Pike also served as the President and Chief Executive Officer of Bullitt Federal Savings Bank prior to its merger with First Federal Savings Bank in January 1995. Mr. Pike was named a director of the Corporation in January 1995.

         J. ALTON RIDER has been owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969. He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, a current member of the National Retail Federation, and is an active member of the Elizabethtown-Hardin County Chamber of Commerce. He is also currently serving as a Board member of the Kentucky Retail Federation.

        MICHAEL THOMAS, DVM, has been a partner in Elizabethtown Animal Hospital for 16 years. Dr. Thomas is an active member in the American Veterinary Medical Association and the Kentucky Veterinary Medical Association.

CERTAIN NON-DIRECTOR EXECUTIVE OFFICERS

        WM. RAY BROWN currently serves as a Senior Vice President and Compliance Officer for the Corporation. Mr. Brown has served in many capacities since joining the Bank in 1972.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended June 30, 1998, the Board of Directors held 15 meetings.

         The full Board of Directors of the Corporation acts as a nominating committee for the annual selection of nominees for election as directors. The Board of Directors met once during the 1998 fiscal year in its capacity as nominating committee. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees. Nominations must be submitted to the Secretary of the Corporation in writing in accordance with procedures set forth in the Corporation's Articles of Incorporation. Such notices generally must be submitted not less than 30 days nor more than 60 days before the date of the annual meeting and must include certain information including (i) the name, age, address, principal occupation and Common Stock ownership of the person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under the applicable rules of the SEC had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation if so elected. The notice must also include information about the shareholder submitting the nomination including name and address as they appear on the Corporation's books and the number of shares of Common Stock owned by the shareholder. Copies of the Articles of Incorporation may be obtained without charge upon written request to Corporate Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006.

         The Board's audit committee selects the Corporation's independent auditors and reviews major financial, accounting and internal auditing policies. This committee meets with the independent auditors before scheduling the external audits to discuss the scope of work and audit findings and reviews the finished reports. The committee also reviews Office of Thrift Supervision examiner's reports and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees. The audit committee, composed of Directors Lewis, Peden, and Rider, met twice during the 1998 fiscal year.

         The   Board's   compensation  committee   determines  issues  involving
execitive compensation. The compensation committee is composed of Directors Huddleston, Hall and Pike. The compensation committee met once in 1998.

EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         During fiscal 1994, the Corporation established a Compensation Committee, comprised entirely of independent, nonemployee directors, with responsibility for reviewing all aspects of the Corporation's and Bank's executive compensation program. The Compensation Committee's primary objective in structuring executive compensation is to provide a means of attracting and retaining executives with the experience and capability of providing outstanding leadership to the Corporation and the Bank.

         The Corporation's and the Bank's executive compensation program, described in greater detail below, consists of a competitive base salary, an incentive bonus based on the attainment of annual corporate performance objectives, and stock-based compensation awards.

         In establishing base salary levels and recommending corporate performance objectives, the Committee reviews relevant financial results for the Corporation, including growth in earnings, the rate of return on assets, and various other measures of productivity and efficiency. The Compensation Committee also believes that stock-based compensation, in the form of ESOP awards and grants of stock options and stock appreciation rights, can provide a longer-term incentive by giving executives, employees, and the Corporation's shareholders a common interest in increasing long-term shareholder value.

SALARIES
         The Compensation Committee has established a policy of providing base pay for executives that approximates the median base pay provided to executives of other thrifts and financial institutions of similar size. Base pay increases for executives and all other employees are based on an evaluation of individual performance.

BONUS INCENTIVE COMPENSATION
         Corporate performance objectives are established each year by the Board of Directors, which can include specific targets for growth, return on assets, and return on equity. When these objectives are met, all employees, including executive officers, earn an incentive bonus equal to a percentage of base pay. Based upon the actual financial results for the fiscal year ended June 30, 1998 all employees of the Savings Bank earned an average incentive bonus equal to 6.96% of base pay.

EMPLOYEE STOCK OWNERSHIP PLAN
         The Corporation awards shares of the Common Stock under the ESOP to eligible employees, including executives, based on a percentage of base pay determined by the Board of Directors. Under the ESOP, executive officers were awarded an aggregate of 628 shares of Common Stock during fiscal 1998.

STOCK OPTION AND INCENTIVE PLAN
         The Corporation adopted its 1987 Stock Option and Incentive Plan (the "1987 Plan") as a means of increasing the incentive and encouraging the continued employment of key employees by facilitating their purchases of an equity interest in the Corporation. The 1987 Plan, which expired in 1997, authorized grants of stock options and stock appreciation rights to eligible employees. Awards under the 1987 Plan are subject to vesting and forfeiture as determined by the Stock Option Committee which administers the Plan. The stock options granted under the 1987 Plan have various vesting schedules ranging from four years to eight years depending on the date of the option. During the fiscal 1998, no shares were granted to executive officers under the 1987 Plan.

         The Board of Directors believes that stock options and other forms of stock-based incentive compensation help to attract, retain and motivate executive officers to improve long-term shareholder value. The Board of Directors is submitting a proposal to approve a new stock-based incentive compensation plan at the 1998 Annual Meeting. See "Proposal II--Approval of the 1998 Stock Option and Incentive Compensation Plan."

COMPENSATION OF CHIEF EXECUTIVE OFFICER
         In establishing Mr. Johnson's salary for fiscal year 1998, the compensation committee took into account the Corporation's success in meeting its it's non-financial and financial performance goals during 1998. Mr. Johnson earned a base salary of $108,834 for 1998. Mr. Johnson also received a performance incentive bonus of $7,416 or 6.8% of his salary. Mr. Johnson was also awarded 34 shares of stock under the ESOP during fiscal 1998.


                             COMPENSATION COMMITTEE
                              Walter D. Huddleston
                                  Wreno M. Hall
                                   Burlyn Pike

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Corporation and the Bank. No other executive officer earned a combined salary and bonus in excess of $100,000 during fiscal year 1998. Mr. Johnson was named President & Chief Executive Officer of the Corporation and the Bank on September 7, 1997.

                                 ANNUAL COMPENSATION


NAME AND                                              OTHER ANNUAL    ALL OTHER
PRINCIPAL POSITION       YEAR     SALARY     BONUS    COMPENSATION  COMPENSATION
------------------       ----     ------     -----    ------------  ------------
                                              (1)         (2)           (3)

B. Keith Johnson         1998    $108,834    $9,020     $2,160       $ 24,349
President and Chief      1997      98,700     8,510      2,500          6,964
 Executive Officer       1996      70,000     5,407      1,250         10,370





(1)      Includes a performance incentive bonus and a Christmas bonus.

(2) Represents compensation related to Mr. Johnson's use of an automobile provided by the Bank.

(3)      Includes  the  following  for  the 1996, 1997 and 1998  fiscal  years,
         respectively:  director's  fees  of  $0,  $0  and  $13,000;   matching
         contribution's under the Savings Bank's 401(K) plan of $4,200, $4,800 and $7,530; and amounts credited to Mr. Johnson's account under Savings Bank's ESOP of $6,170, $2,164 and $1,885.


OPTIONS EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth information concerning the value of options held by the Chief Executive Officer at the end of fiscal year 1998.


                                                                    Value of
                                                     Number of    Unexercised
                                                   Unexercised    In-the-Money
                                                     Options        Options
                                                    at Fiscal      at Fiscal
                   Shares Acquired     Value        Year-End       Year-End
    NAME             on Exercise      Realized    (Exercisable) (Exercisable)(1)
    ----           ---------------    --------    ------------  ---------------

B. Keith Johnson        -0-             -0-          20,000        $320,000

------------------
(1) Difference between fair market value of underlying Common Stock at June 30, 1998 and the exercise price of such options.

DIRECTORS' COMPENSATION

         Members of the Board of Directors of the Corporation receive a monthly fee of $250. Members of the Savings Bank's Board of Directors receive a monthly fee of $750. Advisory Board members receive a monthly fee of $550. No fees are paid for attendance at committee meetings.

RETIREMENT PLAN. The Savings Bank is a participating employer in a multiple employer pension plan sponsored by the Financial Institution Retirement Fund. All full time employees of the Savings Bank are eligible to participate after one year of service and attaining age 21. Service credit for purposes of benefit accrued, eligibility and vesting is retroactive to the date of employment.

         A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained. The plan is intended to comply with the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), as a "tax qualified" deferred benefits plan, and with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the plan is equal to 2% of the highest average earnings received in any five consecutive full calendar years during the last ten years of employment before the participant's normal retirement date multiplied by the years of credited service. A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately. Mr. Johnson has 5 years of credited service under the plan. During fiscal year 1998, the Bank contributed $4,438 to the plan.

         The following table shows the estimated annual benefits payable under the plan based on an employee's years of service and the compensation indicated below, as calculated under the plan assuming retirement as of December 31, 1997. Under the Code, benefits under the plan are limited to $120,000 per year.



                                    YEARS OF SERVICE
                                    ----------------
    REMUNERATION       15          20         25           30            35
    ------------       --          --         --           --            --
       10,000        3,000       4,000      5,000        6,000         7,000
       20,000        6,000       8,000     10,000       12,000        14,000
       30,000        9,000      12,000     15,000       18,000        21,000
       60,000       18,000      24,000     30,000       36,000        42,000
       90,000       27,000      36,000     45,000       54,000        63,000
      120,000       36,000      48,000     60,000       72,000        84,000
      150,000       45,000      60,000     75,000       90,000       105,000



TRANSACTIONS WITH THE CORPORATION AND THE SAVINGS BANK

         Before 1989, the Savings Bank followed a policy of offering preferential terms on loans to its officers, directors and employees. As a result of the passage in August 1989 of the Financial Institution Reform, Recovery and Enforcement Act of 1989, however, the Savings Bank is no longer permitted to grant loans on preferential terms to executive officers and directors. The Savings Bank therefore currently offers interest rate and fee concessions only on loans to its non-executive employees. All loans to directors and executive officers are approved by the Board of Directors and are made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or contain other unfavorable terms.

         Set forth below is certain information relating to grandfathered loans which had preferential terms made to executive officers and directors and their affiliates whose total aggregate loan balances exceeded $60,000 at any time since the beginning of the last fiscal year.

                                                                       Highest
                                                                       Unpaid
                                                                      Principal
                                               Prevailing  Interest    Balance   Balance at
       Name and           Date       Opening    Rate When    Rate       Since     June, 30
     Type of Loan      Originated    Balance    Loan Made   Charged  July 1,1997    1998
     ------------      ----------    -------    ---------   -------    --------  ---------
    Alan Howell         12/21/88     100,000      10.50      5.75%(1)  $81,931   $78,2861
     First mortgage on
     personal residence

-------------------------
(1) Loan is adjustable rate; rate represents current interest rate.


                       COMPARATIVE STOCK PERFORMANCE GRAPH


[GRAPHIC OMITTED] The graph below shows the cumulative total return on the Common Stock of the Corporation between June 30, 1993 through June 30, 1998 compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the S&P Savings and Loans Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since June 30, 1993, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1993 in the Common Stock of the Corporation or in the indexes.

-----------------------------------------------------------------------------

                                6/93    6/94    6/95    6/96    6/97    6/98
-----------------------------------------------------------------------------
First Federal Financial
  Corporation of Kentucky        100     161    140     214      193     305
NASDAQ Stock Market - US         100     100    134     173      210     277
S & P Savings & Loan Companies   100     106    128     157      273     349

                         PROPOSAL II -- APPROVAL OF THE
                1998 STOCK OPTION AND INCENTIVE COMPENSATION PLAN


         The Corporation's stockholders are being asked to approve the First Federal Financial Corporation of Kentucky 1998 Stock Option and Incentive
Compensation Plan (the "1998 Plan"), which was adopted by the Board of Directions of the Corporation on August 18, 1998, subject to stockholder approval at the Meeting. The following summary of the 1998 Plan is qualified in its entirety by reference to the text of the 1998 Plan, which is attached as Appendix A to this Proxy Statement.

         The purposes of the 1998 Plan are to (a) increase the profitability and growth of the Corporation; (b) provide competitive compensation to employees while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Corporation's success. In this respect, the 1998 Plan is similar to the Corporation's 1987 Stock Option and Incentive Plan, which expired in 1997.

         The Board of Directors believes that the ability to award stock options and other forms of stock-based incentive compensation can assist the Corporation in attracting and retaining key employees. Stock-based incentive compensation is also a means to align the interest of its key employees with those of stockholders by providing awards intended to reward recipients for the Corporation's long-term growth. In addition to providing key employees an incentive to put forth maximum effort for the Corporation's success, option grants give key employees a common interest with its stockholders in the Corporation's long-term share performance.

SHARES AVAILABLE

         Awards under the 1998 Plan may be made for a total number of shares of Common Stock equal to the greater of (i) 166,000 shares, or (ii) four percent of the number of shares of Common Stock issued and outstanding at any one time. No more than 166,000 shares of Common Stock may be issued pursuant to options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. If any outstanding award for any reason expires or is terminated without exercise, or is forfeited, shares subject to the award may again be subject to awards under the 1998 Plan. The number of shares available under the 1998 Plan is subject to adjustment in the event of stock dividends, stock splits, mergers and other similar events.

ADMINISTRATION OF 1998 PLAN

         The 1998 Plan will be administered by a Committee of the Board of Directors (the "Committee"), which may consist of two or more directors, none of whom may be employees. The Committee has authority to recommend the employees to whom and the dates on which awards are made and the form, amount, size, and other terms and provisions of each award granted by the Board of Directors under the 1998 Plan. The Committee may also make rules, regulations, interpretations and determinations not inconsistent with the 1998 Plan in respect to any restrictions or conditions, acceleration of rights, exercisability, extensions of post-termination rights, waivers of performance, conditions, deferral of awards, tax withholding and other matters, subject to approval by the Board of Directors.

FORMS AND PROVISIONS OF AWARDS

         Awards granted under the 1998 Plan may be in the form of non-qualified stock options or incentive stock options, stock appreciation rights, restricted stock and performance share awards. Options and the other types of awards may be granted separately or in combination, as the Committee deems appropriate and in the best interest of the Corporation under the circumstances, subject in all cases to approval by the Board of Directors. Payment for Common Stock acquired through exercise of a non-qualified stock option or an incentive stock option may be made in cash, Common Stock (owned by the optionee for at least six months) at fair market value (including shares of Common Stock withheld upon the exercise of an option), or a combination thereof, as the Committee may determine. The various forms of awards provided under the 1998 Plan are described below.

         NON-QUALIFIED STOCK OPTIONS ("NSOS")

         The option price and the period for exercise of NSOs are to be fixed by the Committee. Unless otherwise specified in the award agreement, no NSO may be exercised later than ten years after the date of grant. NSOs must be exercised during employment with the Corporation, or in the case of retirement, disability, death or termination of employment for any reason other than cause, within a period of time following termination of employment as determined by the Committee. If termination of employment is for cause, the employee will forfeit all unexercised options.

         INCENTIVE STOCK OPTIONS ("ISOS")

         The option price and the period for exercise of ISOs are to be fixed by the Committee, but in no case can the price be less than 100% of the market value of the shares at the time the ISO is granted or 110%, if the holder of the option owns more than 10% of the Corporation's voting stock. Unless otherwise specified in the award agreement, no ISOs may be exercised later than ten years after the date of grant. ISOs must be exercised during employment with the Corporation, or in the case of retirement, disability, death or termination of employment for any reason other than cause, within a period of time following termination of employment as determined by the Committee. If termination of employment is for cause, the employee will forfeit all unexercised options. Any option (or portion thereof) that is designated as an ISO but does not qualify as such under Section 422 of the Internal Revenue Code will be treated as an NSO.

         STOCK APPRECIATION RIGHTS ("SARS")

         SARs are subject to the terms and conditions of the 1998 Plan and any additional terms and conditions contained in an award agreement as determined by the Committee and approved by the Board. SARs entitle the grantee to receive upon exercise an amount, in cash or whole shares of Stock (or a combination thereof) as provided in the award agreement, equal to the amount by which the then fair market value of one share of Common Stock exceeds the exercise price per share specified in the award agreement, multiplied by the number of shares with respect to which the SAR is exercised. The exercise period for SARs will be determined by the Committee, and unless otherwise specified in the award agreement, no SAR will be exercisable later than ten years from the date of grant. SARs must be exercised during employment with the Corporation, or in the case of retirement, disability, death or termination of employment for any reason other than cause, within a period of time following termination of employment as determined by the Committee. If termination of employment is for cause, the employee will forfeit all unexercised SARs.

         RESTRICTED STOCK AWARDS.

         Restricted Stock Awards are subject to the terms and conditions of the 1998 Plan and any additional terms and conditions contained in the award agreement as determined by the Committee and approved by the Board. Shares awarded pursuant to Restricted Stock Awards are subject to such conditions, terms, restrictions against transfer, and for such periods as the Committee so determines. Except for the restriction on transferability and as otherwise provided in the award agreement, an employee who holds restricted stock will have the same rights as a stockholder of the Corporation including the right to vote the shares and the right to receive dividends.

         PERFORMANCE SHARE AWARDS.

         Performance Share Awards are subject to the terms and conditions of the 1998 Plan and any additional terms and conditions contained in the award agreement as determined by the Committee and approved by the Board. Performance Share Awards entitle a recipient to receive cash or whole shares of stock (or a combination thereof) based on the degree of attainment by the Corporation of pre-established performance targets as determined by the Committee. The performance targets may relate to service requirements and any measures of performance of the Corporation or any subsidiary or such other criteria as the Committee specifies. Unless the award agreement provides that one or more performance criteria under an award are deemed to have been met upon retirement, death or disability, an employee's right to payment of a Performance Share Award will be forfeited upon the termination of employment if the performance criteria have not been met. An employee who holds Performance Share Awards will not have any rights as a stockholder of the Corporation including the right to vote the shares and the right to receive dividends prior to becoming the holder of record of the Stock.
                                       13

CHANGE OF CONTROL

         If a Change of Control occurs, Options and SARs awarded under the Plan will become exercisable in full whether or not otherwise exercisable at the time, and the restrictions applicable to Restricted Stock Awards will lapse. The occurrence of any of the following events will generally constitute a Change of
Control:

                  (i) the acquisition of fifty percent (50%) or more of the outstanding voting stock of the Corporation, directly or indirectly, by any person;

                  (ii) the persons serving as directors of the Corporation cease to make up at least a majority of the Board of Directors unless new directors are approved by at least two-thirds of the Board of Directors then still in office;

                  (iii) the acquisition of the Corporation by merger, sell or transfer of all or substantially all of assets or the adoption of a plan of liquidation for the Corporation;

                  (iv) the Corporation enters into an agreement, which results in a Change of Control;

                  (v) any person publicly announces an intention to cause a Change of Control to occur; or

                  (vi) the Board of Directors adopts a resolution that a Change of Control has occurred for purposes of the 1998 Plan.

         If the Corporation completes a merger, consolidation, statutory share exchange or any similar transaction in which the Common Stock is converted as a matter of law into securities and/or other property, each recipient of an Award will thereafter be entitled to receive upon the exercise of an Award the securities or property into which the number of shares of Common Stock issuable upon the exercise of such Award immediately before the transaction would have been converted in the transaction. The restrictions applicable to a Restricted Stock Award will apply to any securities and property received by the Award recipient as a result of a merger, consolidation, statutory share exchange or similar transaction.

TERMS OF THE 1998 PLAN; AMENDMENTS AND TERMINATION

         The 1998 Plan will become effective immediately upon shareholder approval and will continue indefinitely, provided that no ISO may be granted after the tenth anniversary of the effective date. The Committee or the Board may terminate, suspend, amend or alter the 1998 Plan, in whole or in part, at anytime unless the action impairs or adversely affects the rights of an employee under an outstanding award or without the approval of shareholders, the action
(i) increases the total amount of stock, (ii) decreases the exercise price of an ISO below the exercise price on the date the option was granted, (iii) changes the class of employees eligible to receive ISOs, or (iv) extends the period an ISO may be granted. No amendment, alteration, suspension or termination of the 1998 Plan will affect the rights of a participant under an option previously granted.

FEDERAL INCOME TAX CONSEQUENCES

         GRANTS OF OPTIONS

         The grant of an NSO, ISO, SAR, Restricted Stock Award or Performance Share Award does not result in income for the grantee or in a deduction for the Corporation. In the case of Restricted Stock Awards, the stock must be subject to "restrictions against transfer" and a "substantial risk of forfeiture," as intended under the 1998 Plan.

         EXERCISE OF OPTIONS

         The exercise of an NSO results in ordinary income for the optionee and a deduction for the Corporation measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.

         The exercise of an ISO does not result in income for the optionee. However, the excess of the fair market value on the exercise date over the option price of the shares is an "item of adjustment" for alternative minimum tax purposes. When an optionee sells shares acquired by exercise of an ISO, the optionee's gain (the excess of sales proceeds over option price) upon the sale will be taxed as capital gain provided the optionee (i) exercises the option while an employee of the Corporation or within three months after termination of such employment for reasons other than death or disability and (ii) the sale is not within two years after the date of grant nor within one year after exercise. If the exercise is after such three-month period, or the subsequent sale is before the expiration of either the two-year or the one-year period, the optionee generally will realize ordinary income on the disqualifying sale.

         Upon the exercise of SARs or the receipt of cash or stock under a Performance Share Award, the grantee recognizes ordinary income and the Corporation is entitled to a deduction measured by the fair market value of the shares plus any cash receipt. Income tax withholding is required.

         Unless the recipient of a Restricted Stock Award makes a Section 83(b) Election (as described below), any dividends paid on restricted stock while it remains subject to substantial restrictions are treated as compensation for federal income tax purposes. The recipient of a Restricted Stock Award recognizes ordinary income and the Corporation is entitled to a deduction at the time the restrictions lapse or at the time the stock becomes transferable. The amount of income is measured by the fair market value of the shares at the time of lapse. Income tax withholding is required, and such income is subject to all applicable payroll taxes.

         SUBSEQUENT SALES

         Subject to the special rules governing disqualifying dispositions of ISOs, a holder who sells shares issued pursuant to the 1998 Plan will recognize a capital gain or loss. Capital gain or loss is measured by the difference between the sale proceeds and the selling shareholder's adjusted tax basis in the stock sold. A recipient of an option may include in the tax basis of his or her shares any ordinary income recognized upon receipt of such shares. Under present law, capital gain recognized upon the sale of shares will be long-term capital gain taxed at a maximum rate of 20% if the shares have been held for more than one year after their receipt as described above, and short-term capital gain taxed at ordinary income rates, with a maximum rate of 39.6%, if the shares have been held for one year or less.

         SECTION 83(B) ELECTION

         A  recipient  of a  Restricted  Stock  Award may make a  Section  83(b)
Election to include in income the fair market value of the restricted stock (determined without regard to any restrictions, other than those that by their terms never lapse) at the time of the award. The election must be made within 30 days of the date of the award. If a Section 83(b) Election is properly made, the holder of the restricted shares will have a capital gain holding period that commences on the date of the award and will not recognize further income when the restrictions lapse. Income recognized upon making the Section 83(b) Election is ordinary income subject to income tax withholding and all applicable payroll taxes. If a recipient of restricted stock makes a Section 83(b) Election and later forfeits the stock, the recipient will not receive any tax deduction to make up for the tax already paid.

         Generally, a recipient may not make a Section 83(b) Election in connection with the award of stock options, SARs, or Performance Share Awards.

NEW PLAN BENEFITS

         No awards have been approved by the Board before (and which would have been subject to) shareholder approval of the 1998 Plan. Therefore, benefits payable under the 1998 Plan for the group of executive officers named in the Summary Compensation Table and the non-executive officer employees of the Corporation as a group are not currently determinable.

                                    * * * * *
         The 1998 Plan will be approved if more votes are cast in favor of Proposal II than are cast against it at the Meeting. The 1998 Plan will terminate if Proposal II is not approved.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II--APPROVAL OF THE 1998 STOCK OPTION AND INCENTIVE COMPENSATION PLAN.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, the Corporation's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the last fiscal year, the Corporation believes that during the fiscal year ended June 30, 1998, all of its officers and directors and all stockholders who own more than ten percent of the Corporation's outstanding Common Stock have complied with the reporting requirements.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that shares represented by completed proxy cards in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such shares.

                                  MISCELLANEOUS

         The cost of solicitation of proxy cards will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxy cards personally or by telegraph or telephone without additional compensation.

         The Corporation's Annual Report to Shareholders, including financial statements, is being mailed to all shareholders of record as of the close of business on September 15, 1998. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

         Shareholders proposals to be presented at the 1999 Annual Meeting must be received by the Secretary of the Corporation no later than June 5, 1999 to be included in the proxy statement for the 1999 Annual Meeting. Any such proposals and any nominations of candidates for election of directors must comply with the Corporation's Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Corporation expects to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter that may properly come before the 1999 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Secretary of the Corporation, not later than October 12, 1999.


                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              Rebecca S. Bowling
                                              Secretary

Elizabethtown, Kentucky
October 1, 1998

                                   APPENDIX A


                       FIRST FEDERAL FINANCIAL CORPORATION
                                   OF KENTUCKY
                1998 STOCK OPTION AND INCENTIVE COMPENSATION PLAN

         First Federal Financial Corporation of Kentucky (the "Company") hereby establishes a stock option and incentive plan for the benefit of its employees and the employees of its subsidiaries as set forth below.

                              SECTION 1 -- PURPOSE

         The Company adopts this compensation program for certain key employees to (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees while obtaining the benefits of tax deferral, (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Company's success.

                            SECTION 2 -- DEFINITIONS

         For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

         2.1 "AWARD" means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, or a Performance Share Award granted under the Plan.

         2.2 "AWARD   AGREEMENT   means   a   written   agreement   between   a
Participant and the Company covering the specific terms and conditions of an Award.

         2.3 "BOARD" means the Board of Directors of the Company.

         2.4 "CHANGE OF CONTROL" of the Company means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of the Company's assets or to adopt a plan of liquidation. A Change of Control shall also be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control,
(ii) any person (including the Company) publicly announces an intention to take actions which upon consummation would constitute a Change of Control, or (iii) the Board adopts a resolution to the effect that a Change of Control for purposes of this Plan has occurred.

         2.5 "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         2.6 "COMMITTEE" means the committee  appointed by the Board pursuant to
Section 4.1 to administer the Plan.

         2.7 "COMPANY"shall mean First Federal Financial Corporation of Kentucky and its successors.

         2.8 "DIRECTOR" means a voting member of the board of directors of the Company, excluding any person who serves solely in an advisory capacity or as a director emeritus.

         2.9  "DISABILITY"  means  permanent  disability  within the  meaning of
Section 22(e)(3) of the Code.

         2.10 "EFFECTIVE  DATE"  shall have the meaning set forth in Section 15.

         2.11 "EMPLOYEE"   means  a  salaried  employee  of  the  Company  or  a
Subsidiary.

         2.12 "FAIR MARKET VALUE" means the closing market price per share of Stock as reported on the date as of which Fair Market Value is to be determined, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding such date for which closing price information is available.

         2.13 "GRANT DATE" means, with respect to an Award, the date as of which the Award is granted as stated in the Award Agreement.

         2.14 "INCENTIVE STOCK OPTION" means an option to purchase Stock granted under Section 6 of the Plan which is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         2.15 "INDEPENDENT DIRECTOR" means a Director who is not a current or former employee or officer of the Company or a Subsidiary and who does not receive any remuneration from the Company or any Subsidiary for service to the Company or a Subsidiary in any capacity other than as a Director.

         2.16 "NONQUALIFIED STOCK OPTION" means an option to purchase Stock granted under Sections 6 or 11 of the Plan which is not intended to be an Incentive Stock Option.

         2.17 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.18 "OPTION PERIOD" means the period from the Grant Date of an Option to the date the period for exercise of the Option expires as stated in the Award Agreement.

         2.19 "PARTICIPANT" means an Employee who has been granted an Award under the Plan.

         2.20 "PERFORMANCE SHARE" means the grant of contingent shares of Stock under Section 10 of the Plan.

         2.21 "PLAN" means this First Federal Financial Corporation of Kentucky 1998 Stock Option and Incentive Compensation.

         2.22 "RESTRICTION PERIOD" means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Stock in the Award Agreement lapse.

         2.23 "RESTRICTED STOCK AWARD" OR "RESTRICTED STOCK" means a Restricted Stock Award granted under Section 9 of the Plan.

         2.24 "RETIREMENT" means a Participant's Termination of Employment with the Company or a Subsidiary after attaining age 60 (or earlier with the Company's or the Subsidiary's consent).

         2.25 "STOCK" means the Company's voting common stock of no par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

         2.26 "STOCK APPRECIATION RIGHT" OR "SAR" means a Stock Appreciation Right granted under Section 7 of the Plan.

         2.27 "SUBSIDIARY" means any corporation, which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in
Section 424(f) of the Code.

         2.28 "TERMINATION OF EMPLOYMENT" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or a Subsidiary. The Committee shall determine in accordance with Section 12.2 whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee.

                     SECTION 3 -- STOCK SUBJECT TO THE PLAN

         3.1 AUTHORIZED STOCK. Subject to adjustment as provided in Section 3.3, the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan shall be equal to the greater of 166,000 shares or 4% of the Stock outstanding from time to time (the "Aggregate Maximum"), and shall be increased automatically upon increase of the outstanding shares of Stock, provided that the number of shares that may be issued pursuant to Incentive Stock Option Awards shall not exceed 166,000 shares. The Aggregate Maximum shall not be decreased except pursuant to Section 3.3 or an amendment to this Plan. To the extent that any shares of Stock subject to an Award are not delivered because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the Aggregate Maximum. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercise hereunder.

         3.2 EFFECT OF EXPIRATIONS. If any Award granted under the Plan expires or terminates without exercise, the Stock no longer subject to such Award shall be available to be re-awarded under the Plan.

         3.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Award, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Awards, so that no Award shall be diluted or increased; provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code. If the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, each Participant will thereafter receive, upon the exercise of an Award, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Award would have been entitled if such Award had been exercised immediately prior to such merger, consolidation, or share exchange and the Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Award. Any restrictions applicable under a Restricted Stock Award Agreement shall apply to any replacement shares received by a Participant under this Section 3.3 as a result of a reorganization, merger, consolidation or similar transaction.


                           Section 4 -- ADMINISTRATION

         4.1 COMMITTEE GOVERNANCE. This Plan shall be administered by the Committee, which shall consist of two or more Independent Directors appointed by the Board. The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

         4.2 COMMITTEE TO INTERPRET PLAN. Subject to the provisions of the Plan and the approval of the Board, the Committee shall have the power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) to determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) to correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 11, to amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons.

         4.3 EXCULPATION. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Awards under it.

         4.4 SELECTION OF PARTICIPANTS. The Board shall have the exclusive authority to grant Awards from time to time to such Employees as may be selected by the Board or recommended by the Committee.

         4.5 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

         4.6 AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be signed by the Chairman or Secretary of the Committee and by the Participant and shall contain such terms and conditions as may be recommended by the Committee and approved by the Board, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as recommended by the Committee and approved by the Board, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan. An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee and by the Employee and delivered to the Committee, and the Employee has otherwise complied with the applicable terms and conditions of the Award. Any Award may be conditioned upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants, as the Committee deems appropriate.

         4.7 LIMITATION ON AWARDS. No part of any Option or SAR Award may be exercised, no Performance Share shall be issued, and no Restriction Period will lapse to the extent the exercise, issuance or lapse would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of one million dollars and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any portion of an Award that is not exercisable, not issued or for which a Restriction Period does not lapse because of this limitation shall continue to be exercisable or shall be issued, or the Restriction Period shall lapse, in any subsequent year in which the exercise, issuance or lapse would not cause the loss of the Company's or its affiliated companies' compensation tax deduction, provided such exercise or issuance occurs before the Award expires, and otherwise complies with the terms and conditions of the Plan and the Award Agreement.

                       SECTION 5 -- AWARDS UNDER THE PLAN

         Subject to the limitations of the Plan, the Board may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as the Board shall determine, based on the recommendation of the Committee. Employees who are expected to contribute substantially to the growth and profitability of the Company or a Subsidiary are eligible for selection by the Board under Section 4.4 to receive Awards.

                           SECTION 6 -- STOCK OPTIONS

         6.1 GRANT. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of this
Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable and the Board approves pursuant to Section 5.

         6.2 EXERCISE PRICE. The exercise price per share of Stock covered by an Option shall be determined by the Committee, provided that the exercise price for an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date, unless the Incentive Stock Option granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, in which case the exercise price shall be at least 110% of the Fair Market Value of the Stock on the Grant Date.

         6.3 OPTION PERIOD. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date. No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date. Options may expire prior to the end of the Option Period due to the Participant's Termination of Employment or Termination of Service as provided in Section 8, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless the Option is valid and outstanding.

         6.4 LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000.

         6.5 NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided in this
Section 6.5, no Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative). The Committee may in an Award Agreement allow a Participant, subject to any restrictions under Section 16(b) of the Exchange Act, to transfer all or part of a Nonqualified Stock Option to
(i) the Participant's spouse or lineal descendants ("Immediate Family Members"),
(ii) trusts for the exclusive benefit of the Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Participant only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Section 6.5 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and Termination of Employment or Service, Retirement, Disability, satisfaction of service requirements or performance objectives, and other conditions to exercise of an Option shall be applied with respect to the original Participant. However, for purposes of exercising the Option, the term Participant shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 8, the Participant's Representative shall be deemed to refer to the transferee, the personal representative of the transferee's estate, or after final settlement of the transferee's estate, the successor or successors entitled thereto by law.

         6.6 EXERCISE. An Option may be exercised, so long as it is valid and outstanding, from time to timing part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (E.G., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

         6.7 METHOD OF EXERCISE. To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee
(i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in
Section 13. No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

         6.8 PAYMENT OF EXERCISE PRICE. To the extent provided in the Award Agreement for an Option and subject to the rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) acceptable to the Committee and owned by the Participant (or jointly by the Participant and his spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net shares of Stock (those equal in value to the difference between the exercise price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement; or (iv) by any combination thereof. If permitted in the Award Agreement, Restricted Stock (valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) issued to the Participant may be tendered as payment of the exercise price of an Option. If Restricted Stock is tendered as the exercise price of an Option, a number of shares of Stock issued on exercise of such Option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and shall be held by the secretary of the Company pursuant to Section 9.1.

                     SECTION 7 -- STOCK APPRECIATION RIGHTS

         7.1 GRANT. All Stock Appreciation Rights ("SAR's") granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable and the Board shall approve pursuant to
Section 5.

         7.2 EXERCISE PRICE. The exercise price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant and specified in the Award Agreement.

         7.3 EXERCISE PERIOD. The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date. No SAR may be exercised at any time unless such SAR is valid and outstanding as provided in this Section 7.

         7.4 NONTRANSFERABILITY. No SAR shall be transferable other than by will or by the laws of descent and distribution, and SAR's shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative).

         7.5 EXERCISE. An SAR may be exercised, so long as it, is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (E.G., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

         7.6 METHOD OF EXERCISE. To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised, and, if the Award Agreement provides that the Participant may elect the method of payment, whether the SAR is to be paid in cash or Stock.

         7.7 PAYMENT UPON EXERCISE. Upon the exercise of an SAR, a Participant shall be entitled to receive an amount, in cash or whole shares of Stock (or a combination thereof) as provided in the Award Agreement, equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised. The number of shares of Stock to be delivered to the Participant upon exercise of a SAR shall be based on the Fair Market Value of the Stock on the date of exercise. Payment of a SAR shall be made in cash, shares of Stock, or a combination of cash and shares of Stock, as provided in the Award Agreement, which may provide the Participant a choice regarding the form of payment. A certificate or certificates for shares of Stock acquired upon exercise of a SAR shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following exercise, subject to Section 12.3. No fractional shares of Stock will be issuable upon exercise of a SAR and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

            SECTION 8 -- LIMITATIONS ON EXERCISE OF OPTIONS AND SARS
                   AFTER TERMINATION OF EMPLOYMENT OR SERVICE

         8.1 EXERCISE AFTER TERMINATION. After a Participant's Termination of Employment, an Option or SAR may be exercised, subject to adjustment as provided in Section 3.3, only to the extent that the Option or SAR was exercisable immediately before the Termination of Employment, but in no event after the expiration date of the Option or SAR as specified in the Award Agreement. Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant's right to exercise an Option or SAR upon Termination of Employment shall terminate:

                           (i)    At  the  expiration of three months (Incentive
Stock Options) or one year (Nonqualified Stock Options and SARs) after the Participant's Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable as if it were a Nonqualified Stock Option and will be a Nonqualified Stock Option when exercised; or
                           (ii)   At  the  expiration of  one year  in the event
of Disability of the Participant; or

                           (iii)  At   the   expiration   of  one year after the
Participant's death if the Participant's Termination of Employment occurs by reason of death; any Option or SAR exercised under this subparagraph (iii) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Option or SAR by bequest or inheritance; or

                           (iv)   No  later  than   three   months   after   the
Participant's Termination of Employment for any reason other than those described in (i) through (iii) above or termination for "Cause" as described in
Section 8.2.

         8.2 TERMINATION FOR CAUSE. In the event the Committee determines that an Employee's employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Option and Stock Appreciation Rights Awards immediately upon the Termination of Employment. For purposes of this Plan, "Cause" shall mean the Employee's (i) willful failure to substantially perform such Employee's reasonably assigned duties, (ii) repeated gross negligence in performing such Employee's duties, (iii) illegal conduct in performing such Employee's duties, (iv) willful actions contrary to the Company's interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Company or a Subsidiary, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

                      SECTION 9 -- RESTRICTED STOCK AWARDS

         9.1 GRANT. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable and the Board approves pursuant to Section 5. The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 13.3), as soon as practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Participant's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

         9.2 RESTRICTION PERIOD. The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Employment during the Restriction Period for any reason, the Participant's rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

         9.3 RIGHTS OF PARTICIPANT. During the Restriction Period, the Participant may not sell, transfer, pledge, assign or otherwise dispose of shares of Restricted Stock. Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award. Except as provided in the previous sentence and as otherwise provided in the Award Agreement, a Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive all dividends and other distributions with respect to such shares, provided that the Participant has become the holder of record of the Stock. The Committee may provide in an Award Agreement that dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same Restriction Period applicable to the original Restricted Stock Award. In the event of any adjustment as provided in Section 3.3 or if any securities are received as a dividend on Restricted Stock, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

         9.4 EXPIRATION OF RESTRICTION PERIOD. At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall, subject to the provisions of Section
12.3 and the Award Agreement, deliver to the Participant a certificate evidencing the Participant's ownership of the Stock free of the restrictions.

         9.5 NONTRANSFERABILITY. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant's ownership of the stock free of restrictions has been issued.

                     SECTION 10 -- PERFORMANCE SHARE AWARDS

         10.1 GRANT. All Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Performance Share Awards are subject to the terms and conditions of this Section 10 and such additional terms and conditions contained in the Award Agreement, which terms and conditions need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable and the Board approves pursuant to Section 5.

         10.2 PERFORMANCE CRITERIA. The performance criteria for each Performance Share Award shall be determined by the Committee, and shall consist of service requirements and any measures of performance of the Company or any Subsidiary or such other criteria as the Committee specifies. At the times specified in the Award Agreement, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the extent to which a cash or stock payment is to be made pursuant to the Performance Share Award. The
Committee may provide in an Award Agreement that one or more performance criteria under an Award will be deemed to have been met upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Employment or Termination of Service for any reason before performance criteria have been met, the Participant's rights to payment of a Performance Share Award shall be forfeited.

         10.3 PAYMENT. Performance Share Awards will be paid only after the Committee determines, in its sole discretion, that the performance criteria established under Section 10.2 have been achieved, subject to such other terms and conditions as may be included in the Award Agreement and to the Committee's right to waive any performance criteria in its discretion. Payment shall be made, as provided in the Award Agreement (which may provide the Participant a choice regarding the form of payment), in cash or whole shares of Stock (or a combination thereof) having a Fair Market Value equal to the number of shares of Stock represented by the Performance Share Award. A certificate or certificates for shares of Stock to be issued pursuant to a Performance Share Award shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following the Committee's determination that performance criteria have been met, subject to Section 12.3. No fractional shares of Stock will be issued in connection with a Performance Share Award and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

         10.4 RIGHTS OF PARTICIPANT. A Participant shall not, with respect to a Performance Share Award or any Stock that may in the future be issued under it, have any rights as a stockholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock.

         10.5   NONTRANSFERABILITY.   No   Performance   Share  Award  shall  be
transferable other than by will or by the laws of descent and distribution.

                    SECTION 11 -- AMENDMENTS AND TERMINATION

         11.1 AMENDMENTS AND TERMINATION. The Committee or the Board may terminate, suspend, amend or alter the Plan, but no action of the Committee or the Board may:
                  (a) Impair or adversely affect the rights of a Participant under an outstanding Award theretofore granted, without the Participant's consent, other than as provided in Section 12.3; or,
                  (b) Without the approval of the stockholders:

                           (i)      Increase the total amount of Stock which may
be delivered under the Plan pursuant to Incentive Stock Options, expert as is provided in Section 3.3 of the Plan;

                           (ii)     Decrease the exercise price of any Incentive
Stock Option to less than the exercise price on the date the Option was granted;

                           (iii)    Change  the  class  of Employees eligible to
receive Incentive Stock Option Awards under the Plan; or

                           (iv)     Extend the  period  during  which  Incentive
Stock Option Awards may be granted, as specified in Section 15.

         11.2 CONDITIONS ON AWARDS. Subject to the approval of the Board, in granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant. Any new Award made under this Section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Award.

         11.3 SELECTIVE AMENDMENTS. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

                        SECTION 12 -- GENERAL PROVISIONS

         12.1 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

         12.2 TRANSFERS, LEAVES OF ABSENCE AND OTHER CHANGES IN EMPLOYMENT STATUS. For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 12.2.

         12.3 RESTRICTIONS ON DISTRIBUTION OF STOCK. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof. No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed. The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. The Company shall not be obligated to register any securities covered hereby or to take any affirmative action in order to cause the issuance of Stock pursuant to an Award to comply with any law or regulation of any governmental authority.

         12.4 ASSIGNMENT PROHIBITED. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant's lifetime, only by the Participant. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

         12.5 OTHER COMPENSATION PLANS. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

         12.6 LIMITATION OF AUTHORITY. No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto. Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

         12.7 NO RIGHT TO EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person's service or employment at any time.

         12.8 CHANGE OF CONTROL. In the event of a Change of Control, (i) Awards of Options and SARs under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option or SAR shall remain exercisable in full thereafter until it expires pursuant to its terms; and (ii) the Restriction Period for Restricted Stock Awards shall lapse.

         12.9 POOLING. Notwithstanding anything in the Plan to the contrary, if any right under or feature of the Plan would cause to be ineligible for the pooling of interests accounting method a transaction that would, but for the right or feature hereunder, be eligible for such accounting method, the Board, upon recommendation of the Committee, may modify or adjust the right or feature so that the transaction will be eligible for pooling of interest accounting. Such modification or adjustment may include payment of cash or issuance to a Participant of Stock having a Fair Market Value equal to the cash value of such right or feature.

         12.10 NOT A SHAREHOLDER. The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

         12.11 SEVERABILITY. If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         12.12 HEADINGS. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

         12.13 GOVERNING LAW. The laws of the Company's state of incorporation shall govern the validity, interpretation, construction and administration of this Plan, as it may change from time to time.

                               SECTION 13 -- TAXES

         13.1 TAX WITHHOLDING. All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld. If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

         13.2 SHARE WITHHOLDING. If permitted by the Committee in an Award Agreement, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a fair market value equal to the amount required to be withheld. Any Stock so withheld will not be counted against the number of shares available for issuance under Section 3.1 of the Plan.

                      SECTION 14 -- EFFECTIVE DATE OF PLAN

         The Plan shall be effective on the date (the "Effective Date") when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following by Effective Date, which vote shall be taken within 12 months of the Effective Date. Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.


                           SECTION 15 -- TERM OF PLAN

         The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 14.

                         The Directors and Officers of
                First Federal Financial Corporation of Kentucky
                       cordially invite you to attend our
                         Annual Meeting of Stockholders
                    Wednesday, November 11, 1998, 5:00 p.m.
                           Corporation's Home Office
                                 2323 Ring Road
                            Elizabethtown, KY 42701

                                   IMPORTANT
In order that there may be a proper representation at the meeting, you are urged to sign, date and mail the below proxy card even though you now plan to attend. If you are present in person you may, if you wish, vote personally on all matters brought before the meeting.

                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
                                REVOCABLE PROXY
                FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 11, 1998

The undersigned hereby appoints the full board of directors of the Corporation with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of First Federal Financial Corporation of Kentucky which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday, November 11, 1998 at 5:00 p.m., local time and at any and all adjournments thereof, as follows:


1.  The election as directors of all nominees listed  below (except as marked to
    the contrary below).              VOTE FOR         VOTE WITHHELD
          Robert M. Brown               |_|                |_|
          Stephen Mouser
          Burlyn Pike
          J. Alton Rider
          Michael L. Thomas

INSTRUCTION: To  withhold  your  vote for  any  individual  nominee, insert that nominee's name on the line below.

----------------------------

2.  Approval of the 1998 Stock Option and Incentive Compensation Plan.
                                        FOR       AGAINST       ABSTAIN
                                        |_|         |_|           |_|

The  Board of Directors  recommends a vote "FOR" each  of the nominees listed in
Item 1 and "FOR" Item 2.

             THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

     This proxy card is solicited by the Board of Directors and the shares represented hereby will be voted as directed and in accordance with the accompanying proxy statement. If no instructions are provided, the shares represented hereby will be voted "FOR" each of the nominees listed in Item 1 and "FOR" Item 2. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the undersigned's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt for the Corporation prior to the execution of this proxy card of Notice of the Meeting, a Proxy Statement dated October 1, 1998 and the 1998 Annual Report to Stockholders.


                                            SIGNATURE______________________

                                            SIGNATURE______________________

                                            DATE_____________________, 1998

Please sign exactly as your name appears above. When signing as attorney, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.